Exhibit 10.21.2

              Amendment to the Supplemental ERISA Compensation Plan
            of Citibank, N.A. and Affiliates, as amended and restated
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The first sentence of the Supplemental ERISA Compensation Plan of Citibank, N.A.
and Affiliates (the "Plan") is amended and restated as follows:

                        "The Purpose of this Plan is solely to provide benefits to an individual whose participation in the Citigroup Pension Plan (a/k/a Citibuilder Retirement Plan) ("Plan") is attributable to employment with an entity which was a participating employer in the Retirement Plan of Citibank, N.A. and Affiliates and a member of a select group of management or highly compensated employees for purposes of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")."

Section 2 of the Plan is amended by adding the following language:

                        "Notwithstanding the foregoing, for purposes of computing the benefits under this Plan for individuals whose benefit in the Retirement Plan is determined by reference to the cash balance formula, compensation in excess of $500,000 shall be disregarded."